EXHIBIT R

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that SOFTBANK Technology Ventures IV L.P., SOFTBANK Technology Ventures IV LLC, and SOFTBANK Technology Advisors Fund L.P. (each a "Grantor") each have made, constituted and appointed, and by these presents does make, constitute and appoint, each of Ronald D. Fisher and Stephen
A. Grant (each an "Attorney"), the true and lawful agent and attorney-in-fact, with full power of substitution and resubstitution, of the Grantor, for and in Grantor's name, place and stead, in any and all capacities, to do all or any of the following acts, matters and things in connection with the contribution of the securities of the issuers enumerated on Annex A hereto to SOFTBANK America Inc. by SOFTBANK Holdings Inc.:

         1. To sign on behalf of the Grantor statements on Schedule 13D or 13G, or amendments thereto pursuant to Section 13(d) under the Securities Exchange Act of 1934.

         2. To do all such other acts and things as, in such Attorney's discretion, he deems appropriate or desirable for the purpose of filing such statements on Schedule 13D or 13G, or amendments thereto.

         3. To appoint in writing one or more substitutes who shall have the power to act on behalf of the Grantor as if that substitute or those substitutes shall have been originally appointed Attorney(s) by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

         The Grantor hereby ratifies and confirms all that said agents and attorneys-in-fact or any substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         The words Grantor and Attorney shall include all grantors and attorneys under this Power of Attorney.

         IN WITNESS WHEREOF, the Grantor duly assents to this Power of Attorney by his signature as of the 11th day of January 1999.

                                   SOFTBANK TECHNOLOGY VENTURES IV L.P.

                                   By:  STV IV LLC
                                        Its General Partner

                                        By: /s/ Gary Rieschel
                                            -----------------------------------
                                            Name: Gary Rieschel
                                            Title:  Executive Managing Director


                                   SOFTBANK AMERICA


                                   By: /s/ Stephen A. Grant
                                       ----------------------------------------
                                       Name: Stephen A. Grant
                                       Title: Attorney-in-Fact


                                   STV IV LLC


                                   By: /s/ Gary Rieschel
                                       ----------------------------------------
                                       Name: Gary Rieschel
                                       Title:  Executive Managing Director


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                                                   Annex A to Power of Attorney


Issuers

GeoCities Inc.

Message Media Inc.